Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FEUTUNE LIGHT ACQUISITION CORPORATION”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JUNE, A.D. 2024, AT 1:59 O’CLOCK P.M.

6554272 8100 SR# 20242898609	Authentication: 203728760 Date: 06-17-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:59 PM 06/17/2024 FILED 01:59 PM 06/17/2024 SR 20242895515 - File Number 6554272

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FEUTUNE LIGHT ACQUISITION CORPORATION

June 17, 2024

Feutune Light Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Feutune Light Acquisition Corporation”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 19, 2022 (the “Original Certificate of Incorporation”). An Amended and Restated Certificate of Incorporation of the Corporation (the “First Amended and Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 14, 2022. A Certificate of Amendment to the First Amended and Restated Certificate of Incorporation (the “First Certificate of Amendment”) was filed with the Secretary of State of the State of Delaware on June 20, 2023. Another Certificate of Amendment to the First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 18, 2024 (the “Second Certificate of Amendment”).

2. This Certificate of Amendment (the “Third Certificate of Amendment”) to the First Amended and Restated Certificate of Incorporation further amends the First Amended and Restated Certificate of Incorporation.

3. This Third Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

4. This Third Certificate of Amendment shall become effective on the date of filing with the Secretary of State of the State of Delaware.

5. The text of Section 9.2(a) is hereby amended and restated to read in full as follows:

(a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of Sections 9.2(b) to 9.2(d) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation will only redeem Offering Shares so long as (after such redemption), the Corporation’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)), or of any entity that succeeds the Corporation as a public company, will be at least $5,000,001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination upon consummation of the initial Business Combination (such limitation hereinafter called the “Redemption Limitation”), unless the Corporation is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.

IN WITNESS WHEREOF, Feutune Light Acquisition Corporation has caused this Third Certificate of Amendment to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

Feutune Light Acquisition Corporation

By:	/s/ Lei Xu
Name:	Lei Xu
Title:	Chairwoman and President